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                                                                    EXHIBIT 10.1

                                LICENSE AGREEMENT

This License Agreement (the "Agreement"), dated as of June 28, 1998, is made by and between Micrografx Inc., a Texas corporation having offices at 1303 E. Arapaho Road, Richardson, TX 75081 (along with its present and future Affiliates, collectively, "Micrografx"), and Cendant Software Corporation, a Delaware corporation, doing business through its subsidiary Sierra On-Line, Inc., having offices at 3380 146th Place SE, Suite 300, Bellevue, WA 98007 (along with its present and future Affiliates, collectively, "Cendant"). Cendant and Micrografx are sometimes referred to collectively herein as the "Parties" and individually as a "Party".

                                    RECITALS

WHEREAS, Micrografx is the developer and publisher of, among other products, certain computer software products and other items; and WHEREAS, Cendant wishes to acquire, and Micrografx wishes to grant Cendant, certain license and other rights, upon the terms and conditions set forth below.

                                    AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

SECTION 1.     DEFINITIONS; INTERPRETATION

         1.1 DEFINITIONS. Whenever used in this Agreement, the following terms shall have the following specified meanings:

"AFFILIATE" means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"BANKRUPTCY" means, with respect to a Party, the occurrence of any of the following: (i) the filing of a voluntary petition for relief under the U.S. Bankruptcy Code or an admission by such Party in a filing in a court of law or other tribunal of such Party's inability to pay its debts as they become due;
(ii) the making by such Party of a general assignment for the benefit of creditors; (iii) in the case of the filing of an involuntary petition in bankruptcy against such Party, the filing of an answer admitting the material allegations thereof or consenting to the entry of an order for relief, or a default in answering the petition; (iv) the entry of an order for relief under the U.S. Bankruptcy Code against such Party; or (v) the entry of an order, judgment or decree of any court adjudicating such Party bankrupt or appointing a trustee or receiver for such Party's assets.

"BUSINESS ENTERPRISE PRODUCT" means any computer software product marketed primarily to business users.

"CLOSING DATE" means June 28, 1998.

"COMPETING PRODUCT" means any computer software product marketed (in all formats, media and distribution channels) other than primarily as a Business Enterprise Product which competes with any one or more of the following (whether as a complete suite of products marketed and bundled together or as a stand-alone component product competitive with one or more component product(s) within the following described classes of products; for example, a stand-alone product competitive with the


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"Instant 3D Print Studio" portion of the "Windows Draw" product would be deemed a "Competing Product"; however, a computer software product that is competitive with any product that is not currently, but is after the Closing Date, included in a bundle with any of the following products, but that is not competitive with the following products (or presently existing components thereof) on a stand alone basis shall not be deemed a "Competing Product")): (a) "Windows Draw 7.0" (with or without "Print Studio") (or any Revision); (b) "Snapshot" version X.0 (or any Revision); (c) "Murder Mystery 1.0" (or any Revision); (d) any Social Expression Product ; or (e) any computer software product based on or similar to the "Crayola" product source code licensed to Cendant hereunder (or any Revision). By way of example, and not limitation, marketing primarily as other than a Business Enterprise Product is indicated by such factors as suggested end user price point on initial product launch, packaging design, in-store product positioning (to the extent controlled by the product developer/publisher), placement and nature of advertising and Third Party industry product classification (e. g., PC Data and other published software industry reports, surveys and reviews).

"CONFIDENTIAL INFORMATION" means: (i) Technical Information; (ii) business information of a Party, including but not limited to any information relating to a Party's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (iii) any information designated by any party as "confidential" or "proprietary" or which, under the circumstances taken as a whole, would reasonably be deemed to be confidential; and (iv) the terms and conditions of this Agreement. "Confidential Information" does not include any information that: (a) was in or entered the public domain through no wrongful act of the receiving Party; (b) was rightfully received by the receiving Party from a Third Party who is not bound by a restriction of nondisclosure; (c) was already in the disclosing Party's possession without restriction as to disclosure; or (d) was developed by the receiving Party independently and without reference to any Confidential Information of the other Party as can be shown by written records.

"COMPLETED TECHNOLOGIES" means the source code, object code and documentation exclusive of Third Party Content and Third Party Indicia of CreataCard Version 3.0.

"CONTENT" means, with respect to any computer software product, all creative content (including all artwork, templates, graphics, cards, sentiments, copyrighted expressions in screens or interfaces, audio, visual, audiovisual and multimedia works, sounds, text and expressions), used, included or embodied therein and ordinarily perceptible to users thereof. "Content" does not include any Technology or Indicia.

"COPYRIGHTS" means all copyright rights, neighboring and derivative rights and all other similar or related rights, whether statutory or arising under common law, and all right, title and interest in all copyrights, copyright registrations, and certificates of copyright, including any extension and renewals of any of the foregoing, whether arising under the laws of the United States or any other country or jurisdiction.

"DERIVATIVE WORK" means a work that is based upon one or more preexisting works, such as a revision, modification, adaptation, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed or adapted and that if prepared without the authorization of the owner of the preexisting work would constitute copyright infringement or other infringement of the IPR of the owner therein.

"DEVELOP" (or such conjugation thereof as the context may require) means design, engineer, prepare or develop (or such conjugation thereof as the context may require).


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"DISTRIBUTE" (or such conjugation thereof as the context may require) means sell, license, transfer or otherwise directly or indirectly distribute (or such conjugation thereof as the context may require).

"DISTRIBUTABLE PRODUCT(S)" means those Micrografx Programs for which Micrografx shall complete development of the current version in accordance with the specifications and schedules set forth in Exhibit C.

"DISTRIBUTION TRANSACTION" means the arrangements under which Cendant or its subsidiary, Sierra On-Line, will act as exclusive distributor of the CreataCard product line and the Windows Draw product line.

"DOCUMENTATION" means manuals, user guides and other documentation that relate to and/or describe any or all of Micrografx Properties, whether in written, graphical, human-readable or machine-readable form and in any medium (including any and all documentation related to the Making, Use, or Development of any Micrografx Programs and any and all documentation relating to end-user technical support for any Micrografx Programs).

"EXPLOIT" (or such conjugation thereof as the context may require) means to Make, have Made, Develop, Distribute, Make Derivatives of, Use and otherwise exploit commercially or noncommercially (and conjugations thereof as required by the context).

"GOVERNMENTAL AUTHORITY" means any means any national, regional or foreign government; international authority (including, in each case, any fiscal, tax or monetary authority), the government of any state, province, county, municipality or other political subdivision thereof, any governmental body, agency, authority, division, department, board or commission or any instrumentality or official acting in an official capacity of any of the foregoing, including any court, tribunal or committee exercising any executive, legislative, judicial, regulatory or administrative functions of government.

"IPR" means any Copyright, Patent, Trademark, rights in and to Know-How, moral right or other intellectual property or proprietary right of any kind, whether arising under the laws of the United States or any other nation, state or jurisdiction (including, but not limited to, any foreign equivalents thereto).

"INDICIA" means any and all items (including trademarks, service marks, trade dress, trade names and other names (including corporate names, company names, business names and fictitious business names), logos, insignia, designs, trade styles and other source or business identifiers), in all languages, which are embodied or depicted in any manner or form, and which are subject to any Trademark rights.

"KNOW-HOW" means all trade secrets, know-how and nonpublic information which relates to research, development, trade secrets, know-how, inventions, source codes, technical data, software programming, concepts, designs, procedures, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, business plans or strategies and other proprietary or confidential information, protectable under the laws of the United States or any other jurisdiction or country.

"LAW" means any statute, decree, constitution, regulation, decision, finding, ruling, order, rule, code, writ, decree, injunction, mandate, ordinance, judgment or directive of any Governmental Authority, or any treaty, pact, compact or other agreement to which any Governmental Authority is a signatory or Party, and includes any legislative, judicial or administrative interpretation or application of any of the foregoing, including any guideline, guidance, directive, interpretation, rule or regulation of any Governmental Authority having the force of law (or, if not having the force of law, with respect to which compliance is customary) and is in reference to any of the foregoing as amended, substituted, reissued or reenacted.


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"MAKE" (or such conjugation thereof as the context may require) means manufacture, assemble, produce, reproduce or make or have made (or such conjugation thereof as the context may require).

"MICROGRAFX INDICIA" means, collectively, all Specified Micrografx Indicia, Other Micrografx Indicia and Third Party Indicia.

"MARKETING INFORMATION" means, collectively, all plans, strategies, data, research, film, sales materials and other information and items collected, compiled or Developed by Micrografx relating to the promotion, marketing or Distribution of the computer software products specified in paragraph (a) of the definition of "Micrografx Programs".

"MICROGRAFX PROGRAMS" means, collectively, the following in source and object code form: (a) the Technology underlying the "CreataCard" version 3 software product (but specifically excluding all Content including Content delivered by American Greetings Corporation or its Affiliates), the Technology underlying the "Crayola" software product (but specifically excluding all Content belonging to Binney & Smith and Hallmark which is directly related to the products listed above), "WindowsDraw 6.0", "WindowsDraw 7.0", "Photo Magic", "Instant 3D Print Studio", "Snapshot" and "Murder Mystery" (working title) computer software products for all platforms, media and languages and any and all other computer software products planned for Development or in Development by Micrografx other than Business Enterprise Products; (b) all computer software and associated IPR used, included or embodied in any products of Micrografx to provide locking and unlocking capabilities (e.g., user access codes, automatic shutdown features, and similar devices); (c) computer software and associated IPR used in connection with the creation, downloading and publishing of cards and other materials on-line by end-users; (d) all e-commerce engine technology associated with items (a) through (c) above ; (e) all development tools and processes used in connection with the Development or Making of any of the foregoing (including the "Rapid Development" tool); and (f) any Updates of any of the foregoing.

"MICROGRAFX PROPERTIES" means, collectively, the Micrografx Programs (including all Content and Technology used, included or embodied in any of the Micrografx Programs) and the Documentation. "Micrografx Properties" do not include any Indicia.

"OBJECT CODE" means Source Code that has been compiled or otherwise transformed into machine-executable binary form.

"OTHER MICROGRAFX INDICIA" means, collectively, all Indicia associated with the Micrografx Properties other than the Specified Micrografx Indicia and the Third Party Indicia.

"PATENT" means all patent rights (pending or issued) and all right, title and interest in all patent or equivalent rights and applications for patent or rights, and any extensions, reissues, divisions, continuations, continuations-in-part, applications, re-examinations, reissues or equivalents thereof, whether arising under the Laws of the United States or any other country or jurisdiction.

"PERSON" means any individual, corporation, partnership, limited liability company, trust, association or other entity or organization, including any Governmental Authority.

"REVISION" means, with respect to a product, any revision, update, sequel, modification, Derivative Work and/or other enhancement (whether or not based on the Micrografx Properties and whether or not marketed with any of the Micrografx Indicia).


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"SOCIAL EXPRESSION PRODUCT" means a combination of art and verse designed to convey sentiment regarding an array of human interaction and emotion, in both printed and electronically delivered format, post cards, invitations, announcements, awards and certificates.

"SOURCE CODE" means computer software source code in human readable documentary and electronic forms together with all schematics, notes and proprietary tools necessary for an ordinarily skilled programmer to adapt, compile, create derivative works of, enhance, modify and maintain and otherwise deal with the applicable computer software.

"SPECIFIED MICROGRAFX INDICIA" means the following Micrografx Indicia:
"Snapshot".

"SUBLICENSE" means the sublicensing, grant or other authorization to a Third Party to Exploit any or all of the rights granted under a license.

"TECHNOLOGY" means, with respect to any computer software product, all Source Code, Object Code, HTML code and other codes, designs, formulas, algorithms, methods, processes, procedures, ideas, concepts, inventions, discoveries, technologies, tools, materials and devices used, included or incorporated therein. "Technology" does not include any Indicia.

"TECHNICAL INFORMATION" includes all technical information, documentation, binaries, libraries and source code, of the applicable Party.

"THIRD PARTY" means any Person that is not a Party or an Affiliate of a Party.

"THIRD PARTY TECHNOLOGY" means those items of Technology used in the Micrografx Programs and specified on Exhibit A.

"THIRD PARTY CONTENT" means the artwork, templates, graphics, cards, sentiments, and copyrighted expressions in screens or interfaces used in the Micrografx Programs and specified on Exhibit A.

"THIRD PARTY CONTRACTS" is defined in Section 7.1(m).

"THIRD PARTY INDICIA" means those Indicia, the rights to which are owned by a Third Party, used in the Micrografx Programs and specified on schedule 7.1(m).

"TRADEMARKS" means all common law or registered trademark, service mark, trade name and trade dress rights and similar or related rights arising under any of the Laws of the United States or any other country or jurisdiction, whether now existing or hereafter adopted or acquired.

"UPDATE" means any adaptation, change, correction, enhancement, modification, translation or Derivative Work of any of Micrografx Programs which, in each case, is Developed or Made by or for Micrografx and provided to Cendant pursuant to Section 3.2 or Section 3.4.

"USE" (or such conjugation thereof as the context may require) means display, perform, copy, use or reduce to practice (or such conjugation thereof as the context may require).

"USER INFORMATION" means all information in Micrografx's possession or control relating to Persons purchasing any of the computer software products specified in paragraph (a) of the definition of "Micrografx Programs" and all prequels to such products (including any names, contact information, product registration information, analyses of purchasing patterns and similar data).

"WEB SITE" means, with respect to either Party, collectively, all points of presence and/or services maintained by such Party on the Internet (including the World Wide Web) or on any successor public data network.


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         1.2          INTERPRETATION

                  1.2.1 Reference to a given section, subsection, schedule or exhibit is a reference to a section, subsection, schedule or exhibit of this Agreement, unless otherwise specified. The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Agreement as a whole.

                  1.2.2 Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) references to a given Law or rule are references to that Law or rule as amended or modified as of the date on which the reference is made, (ii) reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made to that agreement or instrument, and (iii) accounting terms have the meanings given to them by U.S. GAAP applied on a consistent basis by the accounting entity to which they refer.

                  1.2.3 The singular includes the plural and the masculine includes the feminine and neuter, and vice versa. "Includes" or "including" means "including, without limitation."

                  1.2.4 Headings set forth in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 2.     LICENSES AND ASSIGNMENTS

         2.1          LICENSE GRANT.

Subject to the terms and conditions of this Agreement, Micrografx hereby grants to Cendant: a nonexclusive, irrevocable (once the final payment has been made to Micrografx under Section 6.1), perpetual, world-wide right and license to directly and indirectly Exploit: (a) the Micrografx Properties (excluding the Third Party Content); (b) the User Information; (c) the Marketing Information, owned or sublicensable by Micrografx; and (d) all IPR associated with any of the foregoing (including the IPR specified on Exhibit D), owned or sublicensable by Micrografx; and the right to Sublicense all or any portion of the foregoing rights to Third Parties, subject to the limitations on such Exploitation set forth in this Agreement.

         2.2          TRADEMARKS AND INDICIA

Subject to the terms and conditions of this Agreement, Micrografx hereby grants to Cendant a non-exclusive, irrevocable (once the final payment has been made to Micrografx under Section 6.1), worldwide right and license to: (a) Make, Use and Distribute the Other Micrografx Indicia in connection with Cendant's exercise of its rights under Section 2.1 (including in connection with the marketing and promotion of any computer software products based upon the Micrografx Properties); (b) Make, Use and Distribute under sublicense any Third Party Indicia used, included or embodied in the Object Code version of the "Snapshot" and "Murder Mystery" computer software products in connection with the exercise of Cendant's rights under Section 2.1(b) (including in connection with the marketing and promotion of such computer software products). At Cendant's option, during the period following the Closing Date. Cendant shall have the right to Use the "Micrografx" name and Logo in branding its computer software products arising from the Micrografx properties on the following basis: (I) the


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right to Use such Indicia will be limited to no greater prominence than that of the Cendant Trademarks chosen for the next product release; and (ii) on succeeding product releases, Cendant shall have the right to Use the Micrografx Trademarks, but only with Micrografx identified as the developer in a manner sufficient to ensure the proper characterization as a distribution arrangement. Thereafter, Cendant shall continue to have the right to Use the "Micrografx" name and logo under this Section in a less prominent and nonprimary manner (i.e., so that the applicable product is not branded with the "Micrografx" name or logo, but less prominent reference is made to the fact that Micrografx was, for example, the developer of the underlying technology).

                  2.2.2 Micrografx hereby assigns, and agrees to assign, to Cendant, all right, title and interest in and to the Specified Micrografx Indicia and all goodwill associated therewith, along with all IPR solely and exclusively associated with any of the foregoing; and, without limitation of the foregoing, Micrografx acknowledges and agrees that Cendant shall be entitled to Exploit the Specified Micrografx Indicia in any manner with no duty to account to Micrografx for the same.

                  2.2.3 Cendant shall comply with such reasonable trademark usage guidelines as Micrografx may timely notify Cendant of in writing from time to time with respect to Cendant's Use and Distribution of the Other Micrografx Indicia and Third Party Indicia pursuant to the license granted in Section 2.2.1 above. For any use of the Other Micrografx Indicia or Third Party Indicia that is different from a previously approved use in more than an insubstantial way, Cendant shall obtain Micrografx's prior approval, which approval will not be unreasonably withheld or delayed. Micrografx's failure to respond to any such request within five (5) business days of its receipt shall be deemed an approval.

         2.3 LIMITATIONS. Notwithstanding any other provision of this Agreement, Cendant shall not: (a) Exploit in any manner any of the Third Party Content; (b) Make, Use or Distribute any Third Party Indicia except as expressly permitted by Section 2.2.1(b); (c) Use any of the Micrografx Properties or Micrografx Indicia in connection with the Development, Making or Distribution, directly or indirectly of any Business Enterprise Products; or (d) use any Third Party Indicia in any manner not permitted by the express written terms of any Third Party agreement concerning the same and provided to Cendant in connection with it due diligence review. Nothing contained herein shall constitute a conveyance, assignment or sublicense of any rights, title or interest in and to any of the Third Party Content or Third Party Indicia except to the extent Micrografx is permitted to convey such right, title or interest pursuant to any of the Third Party Contracts.

         2.4 ASSIGNMENT OR SUBLICENSE OF RIGHTS UNDER THIRD PARTY AGREEMENTS. Upon request, Micrografx shall provide, at Cendant's expense, such reasonable assistance (including participating in discussions with applicable Third Parties, and execution of affidavits and other documents) to sublicense (and if permissible, assign and delegate) to Cendant all of Micrografx's rights, obligations and interests in and under the Third Party Technology and/or Third Party Content agreements set forth in Schedule 2.4.

         2.5 OWNERSHIP. Cendant acknowledges that as between the Parties, except for the license rights granted to Cendant hereunder, Micrografx or its licensors are and shall remain the owner of all right, title and interest in and to the Micrografx Properties, the Other Micrografx Indicia and the Third Party Indicia and the associated IPR, and no ownership interest therein is hereby


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transferred to Cendant. Micrografx acknowledges that as between the Parties,
Cendant is and shall remain the owner of all right, title and interest in and to the Specified Micrografx Indicia and any Derivative Works of any Micrografx Properties Developed or Made by or for Cendant and the associated IPR is owned by Cendant, and no ownership interest therein is hereby transferred to Micrografx.

         2.6 INTELLECTUAL PROPERTY NOTICES. Cendant will include in any computer software products or other items that are Made or Distributed by Cendant and that use, incorporate or embody any Micrografx Properties, Other Micrografx Indicia or Third Party Indicia such notices, legends and credits as the Parties may agree upon from time to time in writing relating to Micrografx's or its licensors' ownership of the IPR associated therewith. Such notices, legends and credits shall, as applicable, be substantially similar to the presently existing notices, legends and credits. Micrografx acknowledges that Cendant may, at its discretion, include in such products and items such other notices, legends and credits as Cendant may deem appropriate.

         2.7 SNAPSHOT AND MURDER MYSTERY DISTRIBUTION. At Cendant's option, Cendant may, instead of publishing the "Snapshot" and "Murder Mystery" products, distribute the same on Micrografx's behalf (with Micrografx branding as the developer in a manner sufficient only to ensure the proper characterization as a distribution arrangement), upon substantially the same terms and conditions as the Windows Draw distribution arrangement, upon payment of an additional Fifty Thousand Dollars ($50,000) to Micrografx (and no other consideration or payment obligation concerning such distribution).

         2.8 PROHIBITION. Cendant agrees that it will not publish a software product based on the technology underlying the Completed Technology of the CreataCard product prior to September 1, 1999 without the prior written consent of Micrografx except (i) to the extent Micrografx has lost the right to distribute the CreataCard product other than through action or inaction of Cendant and (ii) subject to compliance with any rights of first refusal afforded by Micrografx to American Greetings Corporation (if any) Cendant may publish a foreign language software product based on the technology underlying the Completed Technology of the CreataCard Product. In addition, in the event Mindscape or any of its affiliates ship a greeting card product containing content from American Greetings Corporation that is competitive with the CreataCard product (other than products announced by Mindscape and its affiliates prior to the date hereof) the foregoing restriction shall be inapplicable. Further, Micrografx and Cendant shall cooperate in good faith with each other to mitigate any adverse consequences of the foregoing prohibition in the event of breach by American Greetings Corporation (or any Third Party acting in concert with American Greetings Corporation) of the Third Party agreements with American Greetings Corporation or the pre-announcement or introduction by any Third Party of any competitive product using Content of American Greetings Corporation prior to August 31, 1999.

SECTION 3.     DELIVERABLES AND DEVELOPMENT

         3.1 INITIAL DELIVERY. Upon execution of this Agreement, Micrografx will deliver to Cendant: (a) one (1) copy, on all existing media, of the complete Source Code, Object Code and Documentation of each of the Micrografx Programs, in their then-existing state; and (b) at least one (1) copy, on all such existing media, of all User Information and Marketing Information.

         3.2 FURTHER DEVELOPMENT. Following the execution of this Agreement, Micrografx shall Develop and Make final "gold master" versions of the Distributable Products and/or Completed


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Technology along with related Documentation, in accordance with the specifications and schedules set forth in Exhibit C. At regular intervals during the Development and Making of the Distributable Products and Completed Technology, Micrografx shall deliver the Source Code, Object Code and related Documentation of the same to Cendant in their then-existing state for Cendant's review and approval or disapproval (provided, that Cendant shall only be entitled to disapprove such Distributable Products and Completed Technology if Cendant reasonably determines that they fail to conform in any more than an insubstantial respect to the specifications therefor set forth in Exhibit C). In the event that Cendant disapproves of all or any portion of such Distributable Products and Completed Technology, Cendant will provide Micrografx with written comments specifying in reasonable detail Cendant's concerns and objections, and Micrografx will promptly revise such Distributable Products and Completed Technology to address such concerns and objections and deliver the revised Distributable Products and Completed Technology to Cendant for review and approval or disapproval as provided above. If Micrografx fails to timely deliver an acceptable gold master of any one of the Distributable Products and Completed Technology, upon the date such gold master was first due under the applicable schedule, Micrografx shall thereafter not be entitled to any further interest payment on the $3 million unpaid portion of the license consideration under
Section 6.1. Promptly following Cendant's final approval thereof, Micrografx shall deliver to Cendant the Source Code, Object Code and Documentation of each of the Distributable Products and Completed Technology, upon such media as Cendant may reasonably request.

         3.3 SOURCE CODE. Micrografx shall ensure that all Source Code delivered to Cendant pursuant to Section 3.1 and Section 3.2 is sufficiently documented to permit an ordinarily skilled programmer to efficiently Use, Make and Make Derivative Works of the applicable Micrografx Programs and otherwise reasonably suitable in the form delivered (e.g., with respect to format, completeness and accuracy) to permit reasonably Cendant's Exploitation of such Source Code in the manner contemplated by this Agreement. If Cendant notifies Micrografx that the requirements of the preceding sentence have not been met, then Micrografx will promptly correct and deliver the applicable corrected Source Code to Cendant.

         3.4 UPDATES, MAINTENANCE AND SUPPORT. For the first sixty (60) days after first commercial shipment of any Distributable Product, Micrografx shall perform the services specified on Exhibit B with respect to the maintenance and support of the Distributable Products and Completed Technology and the provision of Updates to Cendant.

         3.5          INTENTIONALLY LEFT BLANK.

         3.6          TRANSITION PLAN.

                  3.6.1 For a period of six (6) months after the Closing Date, Micrografx shall make available to Cendant at Micrografx's premises, a transition team of qualified and experienced Micrografx employees on a reasonable and as needed basis to assist Cendant with its understanding and Exploitation of the Micrografx Properties and other items licensed or assigned to Cendant hereunder. The composition and duties of such transition team, as well as the maximum hours of assistance to be provided, shall be as set forth in the Transition Plan attached as Exhibit E. Cendant acknowledges that the transition team will be performing other duties for Micrografx.

                  3.6.2 Each party agrees that without the prior written consent of the other Party, such Party will not, for a period of three (3) years from the Closing Date, solicit or cause to be solicited the employment of any person who is employed by the other party at the Closing Date.


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SECTION 4.     NONCOMPETITION

For a period of five (5) years from the Closing Date, Micrografx shall not (whether directly or indirectly (including for or through any Affiliate or Third Party)), Develop, Make, or Distribute any Competing Products (except as required in connection with the Distribution Transaction). Nothing herein contained shall limit Micrografx from Exploiting any of the Micrografx Properties (including without limitation, software development tools and component functionality) in any manner so long as such Exploitation is not in or in connection with a Competing Product. The Parties acknowledge and agree, by way of example, and not by limitation, that presently: (a) products such as Print Artist, Printmaster Office, Printmaster Publishing Suite, Printmaster, Corel Printhouse, Printshop Publishing Suite are products that would be considered to be Competing Products with respect to the "Windows Draw 7.0" product (with or without "Print Studio"); and (b) products such as Adobe Photo Deluxe, Ulead iPhoto Express, Microsoft Picture It, Broderbund Photo Organizer, are products that would be considered to be Competing Products with any version of the "Snapshot" product, if such products were Developed, Made or Distributed by Micrografx. Micrografx's "Picture Publisher", as currently marketed and with its current type of business oriented interfaces and functionality is not a "Competing Product." For purposes of clarification, during the same five (5) year period, any transfer, license, sublicense, assignment, sale or other transaction involving all or any part of Micrografx's technology (whether present or future), whether voluntarily or by operation of law (e.g., by merger, consolidation or reorganization), shall be subject to and burdened by the noncompetition covenant set forth in this Section 4 and the license grants to Cendant set forth in this Agreement; provided, however, any Third Party acquiring, licensing or otherwise obtaining rights to such Micrografx technology whether voluntarily or by operation of law shall not be subject to or otherwise burdened by the noncompetition covenant set forth in this Section 4 and the license grants to Cendant set forth in this Agreement with respect to such Third Party's preexisting, non-Micrografx technology or Third Party independently developed technology that is not (i) a derivative of or otherwise based on or using any Micrografx technology or (ii) developed by persons who were Micrografx employees or independent contractors immediately prior to such transaction.

SECTION 5.     INTENTIONALLY LEFT BLANK

SECTION 6.     CONSIDERATION

         6.1 LICENSE AND DEVELOPMENT FEE. In consideration of Micrografx's performance of its obligations hereunder: (a) On or before 2:00 Central Time on June 30, 1998, Cendant shall pay Micrografx via completed wire transfer the sum of Thirteen Million Four Hundred Forty-five Thousand United States Dollars (U.S. $13,445,000); and (b) thereafter, upon the later to occur of (i) final acceptance by Cendant of the Distributable Products and Completed Technology as contemplated by Section 3.2 and (ii) the 180th day following the Closing Date, Cendant will pay Micrografx an additional sum of Three Million United States Dollars (U.S. $3,000,000), in addition to interest thereon calculated at a simple rate of one-half percent (1/2%) per month (prorated for any partial months), accruing from the Closing Date until the date of payment (subject to Section 3.2). The total consideration paid hereunder will be allocated in a manner to be determined in good faith by the Parties within forty-five (45) days following the date hereof.

         6.2 THIRD PARTY ROYALTIES. With respect to the sublicenses to Cendant of rights to any Third Party Technology or Third Party Content under any agreement with any Third Party, which agreement(s) is not assigned to Cendant pursuant to Section 2.4, Cendant agrees to pay any royalties or other sums payable by Micrografx under the terms of such agreements as reflected in Schedule 2.4. Such payments, at Micrografx's option, shall be made either to Micrografx for remittance to the applicable Third Party or directly by Cendant to the applicable Third Party. Without Cendant's prior written consent, Micrografx shall not terminate, amend or otherwise modify any such Third Party agreement(s) and shall take no action or fail to act in any manner that would give the applicable Third Party the right to terminate any such agreement or make any claim or offset against Cendant thereunder.

         6.3 CERTAIN DEVELOPMENT COSTS. With respect to "Windows Draw 7, Premiere Edition Print Studio", Cendant shall reimburse Micrografx on a "time and materials" basis at the rates set forth on Schedule 6.3 in connection with the Development of French and German localized versions thereof pursuant to
Section 3.2. Micrografx shall be responsible for the management and administration of all agreements and relationships with Third Parties involved in the Development of such foreign language localized versions.

         6.4 TAXES. Each Party will be responsible for all taxes, duties, imposts and similar liabilities imposed upon such Party in the first instance by any Governmental Authority and arising out of or in connection with this Agreement or the transactions contemplated hereby.

         6.5          PAYMENT IN FULL. Payment of the amounts specified in this
Section 6 will constitute the full and entire compensation due to Micrografx for the license and other rights granted to Cendant under this Agreement and for performance of Micrografx's obligations under this Agreement.

SECTION 7.     REPRESENTATIONS AND WARRANTIES

         7.1 OF MICROGRAFX. Micrografx represents, warrants and (in the case of paragraphs (a), (b), (c), (d), (g), (k), and (o) below) covenants that:

                  (a) the Micrografx Properties, Specified Micrografx Indicia, and Other Micrografx Indicia, and Cendant's Exploitation of any of the foregoing as permitted by this Agreement, do not and will not violate, misappropriate or infringe upon any IPR of any Third Party in the United States, Canada, Australia, and each and every country of the European Union; provided, however, that Micrografx provides no representation, warranty or covenant that the name "Snapshot" on its own is a protectable or noninfringing tradename or trademark.

                  (b) to the best of Micrografx's knowledge (without independent investigation or review) the Micrografx Properties, Specified Micrografx Indicia, and Other Micrografx Indicia (excluding the mark "Photo Magic"), and Cendant's Exploitation of any of the foregoing as permitted by this Agreement, do not and will not violate, misappropriate or infringe upon any IPR of any Third Party in Japan.

                  (c) Micrografx owns and will own all right, title and interest in and to all the Micrografx Properties and Micrografx Indicia (other than the Third Party Content, Third Party Indicia and Third Party Technology) and all IPR associated therewith;

                  (d) Micrografx has and will have all necessary rights to grant the license and other rights granted to Cendant under this Agreement;

                  (e) no Third Parties have or will have any rights or privileges, or are or will be contractually or otherwise entitled to impose any obligations upon or claims against Cendant, with respect to any Distribution of any of the Micrografx Programs (or any Derivative Works thereof) or any Micrografx Indicia, except pursuant to the express terms and conditions of the Third Party agreements disclosed in the schedules and exhibits hereto;

                  (f) the execution, delivery and performance of this Agreement by Micrografx will not result in breach of or default under any agreement with any Third Party by which Micrografx is bound;

                  (g) Micrografx shall not enter into any agreement, the execution, delivery or performance of which would violate, breach or contravene this Agreement.

                  (h) no action, suit, investigation or proceeding has been instituted or threatened against Micrografx or any judgment, writ, order, injunction or decree of any Governmental Authority issued against Micrografx, to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, nor, to Micrografx's best knowledge after due inquiry, is there any basis for the same; and Micrografx has not received any claims from any Third Party contesting its ownership of the Micrografx Programs.

                  (i) Micrografx is a corporation duly organized and validly existing under the Laws of the State of Texas;

                  (j) Micrografx has the necessary power and authority to enter into and perform its obligations under this Agreement and has properly authorized the same by all requisite action, and this Agreement is valid, binding and enforceable against Micrografx;

                  (k) Micrografx will comply with all applicable Laws in the performance of its obligations and exercise of its rights under this Agreement (including applicable export control Laws);

                  (l) Other than assertions and matters relating to AG previously disclosed by Micrografx to Cendant, there is no action, suit or proceeding to which Micrografx is a party (either as a plaintiff or defendant) pending or threatened and there is no basis for any such action, suit or proceeding, involving in any way any of the Micrografx Properties, Micrografx Indicia, Third Party Technology or Third Party Indicia;

                  (m) Schedule 7.1(m) sets forth a complete and correct list of all material Third Party contracts under which Micrografx obtains rights to use any Third Party Technology or Third Party Indicia or under which Micrografx grants any Third Party any right to use in any manner any Micrografx Properties or Micrografx Indicia, including distribution agreements and OEM agreements (collectively, the "Third Party Contracts"). Except as expressly set forth in Schedule 7.1(m):
         (i) each contract is a valid and binding agreement of Micrografx and the Third Party thereto; (ii) Micrografx has fulfilled all material obligations required to be performed by it prior to the Closing Date;
         (iii) there has not occurred any material default under any such contract on behalf of Micrografx, or to Micrografx's knowledge, by the other party thereto; and (iv) except as set forth in Schedule 7.1(m) there are no other continuing obligations to pay Third Parties under royalty or otherwise to Exploit the Third Party Technology and Third Party Indicia in the manner presently Exploited by Micrografx;

                  (n) the schedules and exhibits hereto set forth a complete and correct list of all Third Party Technology and Third Party Indicia used in any manner in any of the Micrografx Programs;

                  (o) Micrografx shall take no action, or fail to take any action, that would amend, modify, extend or otherwise change the terms or conditions of any Third Party Contract in any manner that would adversely affect the rights or obligations of Cendant as contemplated by this Agreement, without the prior written consent of Cendant in its sole discretion.

                  Except as expressly set forth in the exhibits and schedules to this Agreement, knowledge gained by Cendant in connection with its due diligence review shall in no way relieve or impair the strength of, or obligations under, the representations, warranties and covenants of Micrografx under this Agreement.

         7.2 OF CENDANT. Cendant represents, warrants and (in the case of paragraphs (a), (d) and (g) below) covenants that:

                  (a) any Derivative Works of any of the Micrografx Properties Developed or Made by or for Cendant (excluding Development work completed by Micrografx hereunder) do not and will not violate, misappropriate or infringe upon the IPR of any Third Party (except to the extent that such violation, misappropriation or infringement is present or exists in, or would exist in connection with any Exploitation of, any of the Micrografx Properties in unaltered form);

                  (b) the execution, delivery and performance of this Agreement by Cendant will not result in breach of or default under any agreement with any Third Party by which Cendant is bound;

                  (c) no action, suit, investigation or proceeding has been instituted or threatened against Cendant or any judgment, writ, order, injunction or decree of any Governmental Authority issued against Cendant, to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, nor, to Cendant's best knowledge after due inquiry, is there any basis for the same; and

                  (d) Cendant shall not enter into any agreement, the execution, delivery or performance of which would violate, breach or contravene this Agreement.

                  (e) Cendant is a corporation duly organized and validly existing under the Laws of the State of Delaware.

                  (f) Cendant has the necessary power and authority to enter into and perform its obligations under this Agreement and has properly authorized the same by all requisite action, and this Agreement is valid, binding and enforceable against Cendant;

                  (g) Cendant will comply with all applicable Laws in the performance of its obligations and exercise of its rights under this Agreement (including applicable export control Laws);

         7.3 INFRINGEMENT REMEDY. If Cendant is prevented (by temporary or permanent injunction or other means) from exercising any of its rights under this Agreement as a result of any claim that any of the items licensed or assigned to Cendant hereunder violate, misappropriate or infringe any IPR of any Third Party (except for any such claim to the extent the same comes within the provisions of Section 8.3 below), Micrografx will immediately, at its option and expense, either: (a) procure for Cendant the right to continue using the affected items; or (b) modify or replace the affected items so there is no infringement, misappropriation or violation, without any adverse impact on the functionality or quality of the affected item. Micrografx will, in any event, indemnify, defend and hold Cendant harmless from and against any and all claims, costs, judgments, damages and expenses (including reasonable attorneys' fees) arising out of or related to any such alleged or actual third party claim of infringement.

         7.4          INFRINGEMENT BY OTHERS

Each Party will promptly notify the other if and when a Party becomes aware of any violation, infringement or misappropriation of the Micrografx Properties or Micrografx Indicia Used in any Cendant product (the "Infringed Properties") by any Third Party. Cendant shall have full power and authority to institute any suits or actions for infringement of any IPR under license to it under this Agreement. If Cendant takes any such action, Micrografx shall reasonably cooperate in such action at Cendant's request and expense. If Cendant does not request Micrografx's assistance, Micrografx may, at its option, participate in such action on its behalf and at its own expense. In the event that Cendant, after sixty (60) days' notice of an infringement, fails to bring suit or action against the infringer, then Micrografx shall have the right to bring the action at its own expense. In the event of any such suit or action brought by Cendant or Micrografx for infringement, any recovery (after reimbursement for expenses incurred in such suit or action) shall be shared by the Parties in proportion to their damages or injuries.

SECTION 8.     INDEMNIFICATION; LIMITATIONS OF LIABILITY

         8.1 INDEMNIFICATION. Micrografx and Cendant will each defend, indemnify and hold harmless the other Party and its directors, officers, employees, agents and representatives from any and all third party claims, costs, judgments, damages and expenses (including reasonable attorneys' fees) (a "Loss") which arise out of or in connection with any breach or alleged breach of that Party's representations, warranties or covenants set forth in Sections 7.1 or 7.2, respectively. The Party seeking indemnification will promptly notify the indemnifying Party of any such claim and cooperate with the indemnifying Party in such defense.


         8.2 MICROGRAFX INDEMNIFICATION. In addition to Micrografx's obligations under Section 8.1, Micrografx will defend, indemnify and hold harmless Cendant and its directors, officers, employees, agents and representatives from any and all claims, costs, judgments, damages and expenses (including reasonable attorneys' fees) which: (a) are related in any manner to all or any portion of any of the Micrografx Properties or Micrografx Indicia or any Exploitation thereof by Micrografx or any Third Party; and (b) accrued or were incurred prior to the Closing DATE. Cendant will not be entitled to any amount relating to a Loss as to which a claim for indemnification is made under this Section 8, and Micrografx will not be obligated to provide such indemnification, unless the amount of the Loss exceeds, in each instance, Ten Thousand Dollars ($10,000) and until the aggregate amount of all Losses as to which indemnification would otherwise be required under this Section 8 exceeds Fifty Thousand Dollars ($50,000)(the "Threshold"), but then Cendant will be entitled to and Micrografx will be obligated to provide indemnification for the full amount of such Losses, including the Threshold. Other than for Losses arising from a breach of Micrografx's representations and warranties under
Section 7 against infringement of the IPR of third parties, in no event will the aggregate liability of Micrografx for indemnification claims under this Agreement exceed the total consideration received by Micrografx hereunder.

Micrografx's obligations to defend, indemnify and hold harmless Cendant from and against Losses shall not apply to third party claims that are first raised by the applicable third party more than (x) four (4) years after the Closing Date concerning matters involving the Technology underlying the "CreataCard" software product line or the Technology underlying the "Crayola" software product line and (y) three (3) years after the Closing Date on all other claims for Losses.


         8.3 CENDANT INDEMNIFICATION. In addition to Cendant's obligations under Section 8.1 (but subject to Micrografx's obligations under Section 8.1), Cendant will defend, indemnify and hold harmless Micrografx and its directors, officers, employees, agents and representatives from any and all claims, costs, judgments, damages and expenses (including reasonable attorneys' fees) which: (a) are related in any manner to Cendant's Exploitation of any of the Micrografx Properties or Micrografx Indicia; and (b) accrued or were incurred after the Closing Date.

SECTION 9.     BREACH; BANKRUPTCY

         9.1 BREACH. Each Party shall have the right to seek injunctive and other equitable relief and/or monetary damages if the other Party breaches this Agreement and fails to cure such breach or cease the acts or omissions constituting such breach within thirty (30) days after such Party has been given written notice of such breach; provided, however, that notwithstanding the foregoing, in no event shall Micrografx have, and Micrografx hereby expressly and irrevocably waives and disclaims, any right or privilege it may have (whether at law, equity or otherwise) to terminate this Agreement or Cendant's license or other rights granted hereunder. Micrografx hereby acknowledges that its remedies for any breach by Cendant are limited to the relief described in the first sentence of this Section 9.1 and that such relief is an adequate remedy.

         9.2 BANKRUPTCY. The Parties intend that all rights and licenses granted to Cendant hereunder be "intellectual property" as defined in
Section 101 of the U.S. Bankruptcy Code or its successor statute (the "Code") and that Cendant be entitled to retain and fully exercise all of such rights and licenses as provided in the Code. In the event of the commencement of a bankruptcy proceeding by or against Micrografx under the Code, Cendant shall be entitled to a complete duplicate of the Source Code, Object Code and all other embodiments of such intellectual property and the same, if not already in the possession of Cendant, shall be promptly delivered to Cendant upon Cendant's written request (i) upon any such commencement of a bankruptcy proceeding or, if Micrografx elects continues to perform all of its obligations under this Agreement, at such other time as provided elsewhere in this Agreement; or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Micrografx. In the event this Agreement is rejected by or on behalf of Micrografx, Cendant shall have no obligation to make any of the payments specified in Sections 6.1(b)(ii) or 6.2, which pertain solely to Micrografx's development and support obligations hereunder.

SECTION 10.    CLOSING CONDITIONS

         10.1         CENDANT CONDITIONS PRECEDENT

Notwithstanding any other provision of this Agreement, Cendant shall have no obligations under this Agreement unless and until the following conditions precedent have been met, in each instance to the reasonable satisfaction of Cendant, and Cendant has certified the same in writing to Micrografx, on or prior to the Closing Date:

                  10.1.1 DELIVERY OF DOCUMENTS

Micrografx shall have delivered, or shall have caused to be delivered, each of the following documents, instruments and agreements to Cendant, each of which shall be duly completed, authorized, executed and delivered by each of the Parties thereto, shall be in full force and effect, and shall be in form and substance reasonably satisfactory to Cendant:

                  (a) A true and correct copy of the minutes of the Board of Directors of Micrografx which authorizes execution of this Agreement;

                  (b) A copy of each approval, consent, filing or registration with any Governmental Authority, the filing or issuance of which is necessary as of the Closing Date for the execution, delivery and performance by Micrografx of this Agreement; and

                  (c) The executed Distribution Transaction documents.

                  10.1.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES

All representations and warranties contained herein, or otherwise made in any communication to any Cendant in connection herewith or therewith, shall be true and accurate in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  10.1.3 NO BREACH

There shall not have been any breach by Micrografx in the performance of any of its obligations, agreements and covenants contained herein.

                  10.1.4 NO MATERIAL ADVERSE CHANGES

There shall have been no material adverse change in Micrografx's business, properties, assets or financial condition.

                  10.1.5 CONSENTS AND APPROVALS

The Parties shall have received all approvals, consents and actions of or by any and all Third Parties (including Governmental Authorities) that are necessary to consummate the transactions contemplated hereby as listed on any schedule or exhibit hereto, if any.

         10.2         MICROGRAFX CONDITIONS PRECEDENT

Notwithstanding any other provision of this Agreement, Micrografx shall have no obligations under this Agreement unless and until the following conditions precedent have been met, in each instance to the reasonable satisfaction of Cendant, and Micrografx has certified the same in writing to Cendant, on or prior to the Closing Date:

                  10.2.1 DELIVERY OF DOCUMENTS

Cendant shall have delivered, or shall have caused to be delivered, each of the following documents, instruments and agreements to Micrografx, each of which shall be duly completed, authorized, executed and delivered by each of the Parties thereto, shall be in full force and effect, and shall be in form and substance reasonably satisfactory to Micrografx:

                  (a) A true and correct copy of the minutes of the Executive Committee of Cendant Corporation which authorizes execution and delivery of this Agreement;

                  (b) A copy of each approval, consent, filing or registration with any Governmental Authority, the filing or issuance of which is necessary as of the Closing Date for the execution, delivery and performance by Cendant of this Agreement; and

                  (c) The executed Distribution Transaction documents.

                  10.2.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES

All representations and warranties contained herein, or otherwise made in any communication to any Cendant in connection herewith or therewith, shall be true and accurate in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  10.2.3 NO BREACH

There shall not have been any breach by Cendant in the performance of any of its obligations, agreements and covenants contained herein.

                  10.2.4 CONSENTS AND APPROVALS

The Parties shall have received all approvals, consents and actions of or by any and all Third Parties (including Governmental Authorities) that are necessary to consummate the transactions contemplated hereby as listed on any schedule or exhibit hereto, if any.

SECTION 11.    GENERAL PROVISIONS

         11.1 CONFIDENTIALITY. Each Party will refrain from using the other Party's Confidential Information except as contemplated in this Agreement and from disclosing such Confidential Information to any Third Party except to employees (or subcontractors), legal advisors, financial advisors and in the course of due diligence as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth in this Agreement executed in writing by such employees, subcontractors or other parties). The Parties will each store and protect the other party's Confidential Information from unauthorized access with due care. The foregoing obligations of confidentiality shall not apply to any information which is required to be disclosed by applicable Law (but only to the extent and for the purpose of such required disclosure); provided, that in such event, the receiving Party shall promptly notify the disclosing Party and cooperate as requested by the disclosing Party to minimize the scope of such disclosure.

         11.2 INDEPENDENT CONTRACTOR; NO PARTNERSHIP. Each Party is an independent contractor and not the agent or partner of the other Party. This Agreement shall not be interpreted or construed as creating any partnership among the Parties or as imposing any partnership obligation or liability upon either Party, and neither Party shall have, or represent itself to any Third Party as having, any right, power or authority to enter into any obligations or incur any liabilities on behalf of the other Party.

         11.3 NONWAIVER. The failure of either Party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather, the same shall be and remain in full force and effect.

         11.4 FURTHER ASSURANCES. Each Party duly and promptly shall execute and deliver, or cause to be executed and delivered, to the other Party such further instruments and documents, and do and cause such further acts, as the other Party may request to carry out more effectually the provisions and purposes of this Agreement (including making filings and registrations with Governmental Authorities, executing affidavits, and doing and causing such other acts as may be requested to effect, perfect or confirm such other Party's ownership and license interests as set forth in Section 2).

         11.5 SEVERABILITY. If any provision of this agreement is deemed unlawful, void, or for any reason unenforceable, such provision shall be narrowed in scope or otherwise amended to the extent necessary to make such provision lawful, valid and enforceable while as nearly as possible reflecting the intent of the Parties as expressed in this Agreement, or, if such amendment is impossible, severed from this Agreement and if so severed, the Parties shall negotiate in good faith any amendment to this Agreement necessary to reflect the original intent of the Parties. No amendment or severing of any provision of this Agreement shall affect the validity or enforceability of any remaining provisions.

         11.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the Party to be notified, upon confirmed receipt of telecopy or other electronic facsimile transmission, or upon deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the Party to be notified at the address indicated for such Party below:

                         If to Cendant:      Sierra On-Line, Inc.
                                             3380 146th Place SE, Suite 300
                                             Bellevue, WA 98007
                                             Attn: General Counsel
                                             Fax: (425) 649-0340
                         With a copy to:     Perkins Coie LLP
                                             411 108th Avenue Northeast
                                             Suite 1800
                                             Bellevue, WA 98004-5584
                                             Attn: Bruce Dick, Esq.
                                             Fax: (425) 453-7350
                         If to Micrografx:   Micrografx, Inc.
                                             1303 E. Arapaho Road
                                             Richardson, TX 75081
                                             Attn: General Counsel
                                             Fax: (972) 994-6030

                         With a copy to:     Jenkens & Gilchrist
                                             1445 Ross Ave., Suite 3200
                                             Dallas, TX 75202
                                             Attn: Steve Leshin, Esq.
                                             Fax: (214) 855-4300

Either Party may change its address specified in this Section by giving the other Party notice of such change in accordance with this Section.

         11.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, enforceable by, and inure to the benefit of, the successors and assigns of Micrografx and Cendant; provided, however, neither Party shall have the right to assign, delegate or otherwise transfer any of its obligations or duties hereunder, whether voluntarily or by operation of law, without the prior written consent of the other Party, except no such prior written consent shall be required in connection with an assignment of the entire Agreement by a party pursuant to a sale or other transfer of all or substantially all of a Party's assets (in the case of Cendant, a sale or transfer of substantially all the assets of the division in which the Micrografx Programs are Exploited) or a merger or stock sale transaction in which control of a Party is transferred.


         11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute only one and the same instrument.

         11.9 GOVERNING LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of New York.

         11.10 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements, between the Parties regarding the subject matter hereof. No amendment of any provision of this Agreement shall be effective unless set forth in a written instrument signed by both Parties.

         11.11 AFFILIATES. Each Party shall remain obligated for the actions or inaction of its Affiliates to ensure that no such action or inaction results in a breach or default of any term or condition of this Agreement.

         11.12 PRESS RELEASES. Except as may be required by law, neither party shall issue, or permit to be issued, any press release or otherwise make any public statement or disclosure to any third party regarding the financial or other confidential and/or competitively sensitive terms of this Agreement without the prior written consent of the other party. Micrografx shall provide to Cendant for its prior review and comment any confidential treatment request considering this Agreement to be filed with the Securities and Exchange Commission or other third party (such as the NASDAQ). A joint press release disclosing the parties' arrangements is attached to this Agreement as Exhibit G.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


Micrografx:                                  Cendant:
----------                                   --------
MICROGRAFX, INC.                             CENDANT SOFTWARE CORPORATION


By: /s/Douglas R. Richard                    By /s/Chris McLeod
   ----------------------                      --------------------------
   Its CEO                                     Its CEO
      -------------------                         -----------------------

                                    EXHIBIT A

        THIRD PARTY CONTENT, THIRD PARTY TECHNOLOGY AND THIRD PARTY MARKS

1.       The Third Party Content consists of the following items:

a. All cards, banners, certificates and the like, and all sentiments, copyrighted expressions in screens and interfaces and other intellectual property owned by American Greeting Corporation and delivered to Micrografx (specifically excluding any ownership claim, if any, by American Greetings to the Micrografx Programs).

b. All content owned by Hallmark Cards, Inc. or its subsidiary, Binney & Smith Properties.

c. All Crayola owned copyrighted expressions in screens and interfaces used in the "Crayola" computer software product.

2. The Third Party Indicia consist of the following Indicia associated with the CreataCard product line or the Crayola product, which are the properties of American Greetings Corporation, Hallmark Cards, Inc. or Binney & Smith Properties, Inc.

American Greetings(R) CreataCard(R)
Personal CardShop
Forget Me Not
Forget Me Not(TM) Reminders
Add-A-Photo(TM) Cards
Personal Delivery
Find A Card
Picture Painter(TM)
Picture Painter(TM) 2
CreataCard(TM)
CreataCard(R) Gold(TM)
Cards & More
CreataCard(R) Gold(TM) 2
CreataCard(R) Plus(TM)
CreataCard(R) Plus(TM) 2
CreataCard Internet Edition
CreataCard(R) Special Edition(TM)
CreataCard(R) Online(TM)

3.       The Third Party Technology consists of the following


-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      TrueDoc(R)License - Fonts
-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      License - Fonts/Digital Typefaces
                                                     Including Kanji Outlines per Second Addendum
-------------------------------------------------------------------------------------------------------------
Lead Technologies, Inc.                              License - Filters
-------------------------------------------------------------------------------------------------------------
Pretty Good Privacy, Inc.                            License - Encryption Software
-------------------------------------------------------------------------------------------------------------
Unisys Corporation                                   License - LZW Technology
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
3D Planet, Inc.                                      OEM License - MGX can bundle 3D Assistant w/any product
-------------------------------------------------------------------------------------------------------------
Axion Software                                       Software License - MGX License to Lens Flare Source Code
-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      TrueDoc(R)License - Fonts
-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      License - Fonts/Digital Typefaces
                                                     Including Kanji Outlines per Second Addendum
-------------------------------------------------------------------------------------------------------------
Chezem Studio                                        License  - "Eyeball" graphic
-------------------------------------------------------------------------------------------------------------
Classic PIO Partners                                 License - Photographic Computer Images
-------------------------------------------------------------------------------------------------------------
CreatiCom Corp. and Focus Designs, Inc.              License - Clipart
-------------------------------------------------------------------------------------------------------------
Digital Typeface Corp                                Typeface Enhancement
-------------------------------------------------------------------------------------------------------------
Digital Typeface Corp (formerly URW)                 URW Typeface Agreement
-------------------------------------------------------------------------------------------------------------
Digital Frontiers                                    License - HVS JPEG; HVS Color
-------------------------------------------------------------------------------------------------------------
Focus Designs, Inc.                                  License - Ethnic Clipart
-------------------------------------------------------------------------------------------------------------
Galaventures                                         Joint Marketing - Mystery Packs
-------------------------------------------------------------------------------------------------------------
GraphicCorp                                          OEM Media Clip License
-------------------------------------------------------------------------------------------------------------
Imageline, Inc.                                      License - Images & Animations
-------------------------------------------------------------------------------------------------------------
International Microcomputer                          License - Clipart Bundle
Software Incorporated
-------------------------------------------------------------------------------------------------------------
IMSI                                                 License -Bundle/OEM
                                                     MasterClips 33,000
-------------------------------------------------------------------------------------------------------------
Inso Corporation                                     Software License - Filters
-------------------------------------------------------------------------------------------------------------
Inso Corp (formerly InfoSoft)                        License - Correct Spell
-------------------------------------------------------------------------------------------------------------
Loomis Productions                                   Sound Recording License
-------------------------------------------------------------------------------------------------------------
Microsoft Corporation                                Logo License - Windows '95, Windows '98 and Office
-------------------------------------------------------------------------------------------------------------
PaperDirect, Inc.                                    License - Paper Templates/Paper Packs
-------------------------------------------------------------------------------------------------------------
Tri Energy Productions d.b.a. Energy Film Library    License - Low resolution photographic images
-------------------------------------------------------------------------------------------------------------
Unisys Corporation                                   License - LZW Technology
-------------------------------------------------------------------------------------------------------------
John B. Wagner                                       License - Photographic Images
-------------------------------------------------------------------------------------------------------------
Wood River Gallery                                   License - Photographic Images
-------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                        MAINTENANCE, SUPPORT AND UPDATES

No maintenance, support, or updates are anticipated for either the Windows Draw
7.0 Premier Edition Print Studio or CreataCard 3.0 beyond that described in Exhibit C or other written agreements of the parties concerning the same. There will be no maintenance, support, or updates for the other products licensed to Cendant. Engineering and Product Management assistance will be provided in accordance with Exhibit E for a period ending six months after contract signing.

                                    EXHIBIT C

                    DEVELOPMENT SPECIFICATIONS AND SCHEDULES

                         ALL CURRENTLY SHIPPING VERSIONS

Within 5 days of signing the Gold Masters, and associated object and source code in the form available at Micrografx for the following products including applicable localizations will be delivered:

         Windows Draw 5
         Windows Draw 6
         Premiere Print Studio
         Photo Magic
         Instant 3D Print Studio
         Crayola Software Products
         CreataCard Version 1
         CreataCard Version 2

Cendant acknowledges that the following products are not shipping, are not complete, and will be acquired "as is" and will accelerate the formation process:

         Snapshot 1.0.74
         Murder Mystery 1.0

       WINDOWS DRAW 7.0 PREMIER EDITION PRINT STUDIO (MICROGRAFX INTERNAL
                         PRODUCT SPECIFICATION ATTACHED)


The Program is version 7.0 of the Windows Draw product suite and includes the following executable components:

       o Windows Draw 7.0
       o Instant 3D 1.2
       o Photomagic 6.0
       o Media Manager


     The Program includes the following significant feature improvements or additions (over the previous version, 6.0):

       o Multi-column text support
       o Justified text alignment
       o Graphic text ("Word Art")
       o Guides (drawing construction aids)
       o Save as Wallpaper
       o New graphical product front end
       o Instant Draw capabilities
       o Additional projects and associated content

System Requirements:

       o Personal of Multimedia computer with a 486 or higher processor
       o For best performance a Pentium or Pentium with MMX processor is recommended
       o Microsoft Windows 95 operations system or Microsoft Windows NT 4.0 or higher
       o For use on Windows 95; 8 MB of RAM required, 16 MB recommended
       o CD-ROM drive
       o High resolution Video (VGA or higher, minimum 256 color recommended)
       o Mouse or other pointing device

Delivery Schedule:

  Contract signing + 10 business days    - Current product build
  (Initial Delivery)                     - Build environment & all source code

Weekly after Initial Delivery              Current product build

8/31/98                                    RTM of English version

9/14/98                                  - Final build environment and source
                                           code
                                           Start Final QA on German version
                                           Start Final QA on French version

10/30/98                                -  RTM of German version
                                           RTM of French version

11/13/98                                -  Complete archive of German version
                                           Complete archive of French version

                                    EXHIBIT D

                             CERTAIN MICROGRAFX IPR

PATENTS

         Cool Shapes (Patent Pending)

TRADEMARKS
                            Micrografx Micrografx(R)
                                 Windows Draw(R)
                                  PhotoMagic(R)
                                 Instant 3D(TM)
                             Micrografx Snapshot(TM)
                          Micrografx Media Manager(TM)
                                 Cool Shapes(TM)

                                    EXHIBIT E

                                 TRANSITION PLAN


                                 INITIAL RAMP UP

Within 5 days of signing this agreement, tentatively scheduled to take place on July 1 & 2, Cendant will have the right to send a team of both Marketers and Developers to spend no more than 12 hours of time with the corresponding Micrgrafx Marketers and Developers to initiate the product and business transfer.

                       ENGINEERING AND PRODUCT MANAGEMENT

Beginning 9/7/98 classes will be conducted by Micrografx employees on Micrografx premises in Richardson, Texas to train Cendant employees and designees on the structure, detail and construction of the following:

Windows Draw
Photomagic
Instant 3D
Media Manager
Installer
Content creation
Interface Modification (including Instant Draw features)

Beginning 10/5/98 classes will be conducted by Micrografx employees on Micrografx premises in Richardson, Texas to train Cendant employees and designees on the structure, detail and construction of the following:

CreataCard
CreataCard content preparation tools
Content Creation
Interface Modification
Unlock mechanism

For each of the above products or processes, Micrografx will provide the name and telephone number of a Micrografx employee who will make reasonable efforts to respond in a reasonable time to questions in their assigned area. These employees will be incented to provide accurate, timely responses to all inquiries.

Similarly, at least one Product Management contact for Windows Draw Premier Edition Print Studio and one Product Management contact for CreataCard will be provided. All time required to train and respond to inquiries will be logged in a central database. Micrografx will provide 700 engineering hours and 300 product management hours as part of the Transition Period. Additional hours will be billed to Cendant at the rates specified in Schedule 6.3.

Cendant will have the right to propose a more aggressive transition schedule subject to the approval of Micrografx, such approval not to be unreasonably withheld. Both parties are entering into this transition agreement with an understanding that a more aggressive schedule is likely, and that Cendant also agrees that such incremental costs associated with implementing a more aggressive schedule will be billed to them at time and materials.

                           SALES AND CUSTOMER SUPPORT

Beginning July 1, Micrografx will provide 45 days (Until August 15th) of sales and technical support assistance to ensure a smooth transition for customers who call Micrografx support directly and for Cendant personnel. For an additional 30 day period, Cendant may use Micrografx employee assistance at the actual budgeted compensation. After that period, Cendant may use Micrografx employee assistance for double the actual budgeted compensation.

Cendant will be responsible, starting with expenses incurred after July 1, for all SoftBank costs related to the consumer business, both direct and indirect, and will insure full inventory is available to meet demand. A separate transition plan will be necessary to make this 45-day period productive and effective, and should be completed within 15 days of the transaction closing.

                                    EXHIBIT F

       CREATACARD 3.0 (MICROGRAFX INTERNAL PRODUCT SPECIFICATION ATTACHED)

The Program is version 3.0 of CreataCard, standard and deluxe or Gold versions which will contain the following key features:

       o Pre-defined Banners and Calendars
       o New Unlockable content
       o Refreshed core content
       o Gold product as an unlockable
       o Alphabet typeface artwork in Artbook

SYSTEM REQUIREMENTS:

       o Personal Multimedia computer with a 486 or higher processor
       o For best performance a Pentium or Pentium with MMX processor is recommended
       o Microsoft Windows 95 operations system or Microsoft Windows NT 4.0 or higher
       o For use on Windows 95; 8 MB of RAM required, 16 MB recommended
       o CD-ROM drive
       o High resolution Video (VGA or higher, minimum 256 color recommended)
       o Mouse or other pointing device
       o Internet connection for Personal Delivery and CreataCard Online

DELIVERY SCHEDULE:
     Contract signing + 5 business days  -  Current product build
     (Initial Delivery)                  -  Build environment & all source code
                                         -  Content processing tools and
                                            corresponding source

Weekly after Initial Delivery               Current product build

7/27/98                                     Start Final QA

9/21/98                                     RTM of Plus & Gold

9/28/98                                  -  Final build environment and source
                                            code
                                         -  Final content processing tools and
                                            corresponding source

                                    EXHIBIT G

                               JOINT PRESS RELEASE
                                [To be attached]


                                              SCHEDULE 2.4

                                   THIRD PARTY TECHNOLOGY AGREEMENTS

-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      TrueDoc(R)License - Fonts
-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      License - Fonts/Digital Typefaces
                                                     Including Kanji Outlines per Second Addendum
-------------------------------------------------------------------------------------------------------------
Lead Technologies, Inc.                              License - Filters
-------------------------------------------------------------------------------------------------------------
Pretty Good Privacy, Inc.                            License - Encryption Software
-------------------------------------------------------------------------------------------------------------
Unisys Corporation                                   License - LZW Technology
-------------------------------------------------------------------------------------------------------------
3D Planet, Inc.                                      OEM License - MGX can bundle 3D Assistant w/any product
-------------------------------------------------------------------------------------------------------------
Axion Software                                       Software License - MGX License to Lens Flare Source Code
-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      TrueDoc(R)License - Fonts
-------------------------------------------------------------------------------------------------------------
Bitstream, Inc.                                      License - Fonts/Digital Typefaces
                                                     Including Kanji Outlines per Second Addendum
-------------------------------------------------------------------------------------------------------------
Chezem Studio                                        License  - "Eyeball" graphic
-------------------------------------------------------------------------------------------------------------
Classic PIO Partners                                 License - Photographic Computer Images
-------------------------------------------------------------------------------------------------------------
CreatiCom Corp. and Focus Designs, Inc.              License - Clipart
-------------------------------------------------------------------------------------------------------------
Digital Typeface Corp                                Typeface Enhancement
-------------------------------------------------------------------------------------------------------------
Digital Typeface Corp (formerly URW)                 URW Typeface Agreement
-------------------------------------------------------------------------------------------------------------
Digital Frontiers                                    License - HVS JPEG; HVS Color
-------------------------------------------------------------------------------------------------------------
Focus Designs, Inc.                                  License - Ethnic Clipart
-------------------------------------------------------------------------------------------------------------
Galaventures                                         Joint Marketing - Mystery Packs
-------------------------------------------------------------------------------------------------------------
GraphicCorp                                          OEM Media Clip License
-------------------------------------------------------------------------------------------------------------
Imageline, Inc.                                      License - Images & Animations
-------------------------------------------------------------------------------------------------------------
International Microcomputer Software Incorporated    License - Clipart Bundle
-------------------------------------------------------------------------------------------------------------
IMSI                                                 License -Bundle/OEM
                                                     MasterClips 33,000
-------------------------------------------------------------------------------------------------------------
Inso Corporation                                     Software License - Filters
-------------------------------------------------------------------------------------------------------------
Inso Corp (formerly InfoSoft)                        License - Correct Spell
-------------------------------------------------------------------------------------------------------------
Loomis Productions                                   Sound Recording License
-------------------------------------------------------------------------------------------------------------
Microsoft Corporation                                Logo License - Windows '95, Windows '98 and Office
-------------------------------------------------------------------------------------------------------------
PaperDirect, Inc.                                    License - Paper Templates/Paper Packs
-------------------------------------------------------------------------------------------------------------
Tri Energy Productions d.b.a. Energy Film Library    License - Low resolution photographic images
-------------------------------------------------------------------------------------------------------------
Unisys Corporation                                   License - LZW Technology
-------------------------------------------------------------------------------------------------------------
John B. Wagner                                       License - Photographic Images
-------------------------------------------------------------------------------------------------------------
Wood River Gallery                                   License - Photographic Images
-------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.1

                           ALLOCATION OF CONSIDERATION

                                      [TDB]

                                  SCHEDULE 6.3
                            MICROGRAFX RATE SCHEDULE

Windows Draw 7.0 German not to exceed:

                  Internal Staff Cost                         $ 8,000.00
                  External Cost                               $60,000.00
                  QA Cost                                     $12,000.00

Windows Draw 7.0 French not to exceed:

                  Internal Staff Cost                         $ 8,000.00
                  External Cost                               $60,000.00
                  QA Cost                                     $12,000.00

Engineering Support*                          $80/hr (tracked by quarter hour)
Product Management Support*                   $60/hr (tracked by quarter hour)
  * Beyond included hours

LOCALIZATION RATES: Not to exceed $80,000 per language.


                                                   SCHEDULE 7.1(m)
                                                THIRD PARTY CONTRACTS
                                        SUPPLIERS FOR WINDOWS DRAW AND SNAPSHOT

NAME                     TYPE OF CONTRACT    ASSIGNABILITY         TERM                   PAYMENT            THIRD PARTY INDICIA

3D Planet, Inc.          OEM License - MGX can bundle 3D          1/29/99 Auto 12  $.50 per unit    3D Assistant(TM)
                         Assistant w/any product                  mos renew        royalty after    IQ Modules(TM)
                                                                                   initial $25K     Boundless 3D Engine(TM)

Axion Software           Software License - MGX License to Lens   Perpetual        None             None
                         Flare Source Code

Bitstream, Inc.          TrueDoc(R)License - Fonts                11/29/99 Auto 2  None under       Bitstream(R)FaceLift(TM)
                                                                  yr renew         current term
                                                                                   20%              Bitstream(R) 4-l/TrueDoc(R)
                                                                                   increase         Printing System
                                                                                   upon             Bitstream(R) PFR
                                                                                   renewal          Bitstream(R) FontSelect(TM)
                                                                                                    Bitstrearn(R) Speedo(TM)
                                                                                                    Bitstream(R) FontNavigator(TM)

Bitstream Inc.           License - Fonts/Digital Typefaces        9/29/99 w/9mos   None             Bitstream(R)FaceLift(TM)
                         Including Kanji Outlines per Second      sell off or                       Bitstream(R) Speedo(TM)
                         Addendum                                 renew for $50k                    Bitstream(R) 4-l/TrueDoc(R)
                                                                  Kanji Outlines                    Printing System
                                                                  expire 4/15/99                    Bitstream(R) PFR
                                                                                                    Bitstream(R) FontSelect(TM)
                                                                                                    Bitstream(R) Font Navigator(TM)

Chezem Studio            License -"Eyeball" graphic               Perpetual        None             None

Classic PIO Partners     License - Photographic Computer Images   8/20/2000 Auto   None             (C)Classic PIO Partners All
                                                                  1 yr renew                         Rights Reserved.

CreatiCom Corp.          License - Clipart                        Perpetual        None             None
and Focus Designs,
Inc.

Digital Typeface         Typeface Enhancement                     Perpetual        None             None
Corp.

Digital Typeface         URW Typeface Agreement                   Perpetual        None             None
Corp (formerly
URW)

Digital Frontiers        License - HVS JPEG; HVS Color            Perpetual        None             Digital HVS(R)Frontiers

Focus Designs, Inc.      License - Ethnic Clipart                 Perpetual        None             None

Galaventures             Joint Marketing - Mystery Packs          10/31/2000       Royalties        None
                                                                                   after 500

GraphicCorp              OEM Media Clip License                   Perpetual        None             A portion of the
                                                                                                    images
                                                                                                    Provided courtesy of
                                                                                                    GraphicCorp, Los
                                                                                                    Angeles,
                                                                                                    CA USA All Rights
                                                                                                    Reserved

Imageline, Inc.          License - Images & Animations            Perpetual        None             ClipArt Copyright 1995-97
                                                                                                    Imageline, Inc. Animations
                                                                                                    Copyright 1997,
                                                                                                    Imageline, Inc.

International            License - Clipart Bundle                 8/31/2000 Auto   None             IMSI CAD Symbols(R)
Microcomputer                                                     1 yr. Renew
Software Incorporated

IMSI                     License -Bundle/OEM                      9/4/2000         $.50 per unit    As specified from time to
                         MasterClips 33,000                                        after sales      time
                                                                                   exceed $50K


                                                SCHEDULE 7.1(M)THIRD PARTY CONTRACTS
                                               SUPPLIERS FOR WINDOWS DRAW AND SNAPSHOT

NAME                     TYPE OF CONTRACT     ASSIGNABILITY       TERM              PAYMENT          THIRD PARTY INDICIA

Inso Corporation         Software License - Filters                Perpetual         Maintenance          ImageStream(TM)Graphics
                                                                   Maintenance       charges of           and Presentation Filters
                                                                   expires 6/30/98   approximately        Copyright (C) 1991-1995
                                                                                     $15K per quarter.    ImageMark Software Labs,
                                                                                     New agreement        Inc. All Rights Reserved
                                                                                     will be negotiated.

Inso Corp (formerly      License - Correct Spell                   Perpetual         None                 Int'l CorrectSpell(TM)
InfoSoft)

Loomis Productions       Sound Recording License                   Perpetual         None                 None

Microsoft                Logo License-Windows'95,
                         Windows 98                                Revolving 2       Periodic fees        Extensive as provided by
Corporation              and Office                                year              to VeriTest          Microsoft from time to
                                                                                                          time
PaperDirect, Inc.        License-Paper
                         Templates/Paper Packs                     Perpetual for     Annual list          PaperDirect(R)
                                                                   templates         of registered
                                                                   11/3/98 for       customers
                                                                   packs, auto
                                                                   renew

Tri Energy               License-Low resolution    Assign to       11/24/2001        None                 Portions of the imagery
Productions d.b.a.       photo-graphic images      successor                                              on disc(s) supplied
                                                                                                          by Energy Film Library,
                                                                                                          Digital

                                                                                                          Energy(TM) &
                                                                                                          Timescape(TM)
Energy Film Library


Unisys Corporation       License - LZW             Sublicense      Perpetual         Per unit royalty     "Licensed under U.S.
                         Technology                allowed                                                Patent No. 4,558,302 and
                                                                                                          foreign counterparts



John B. Wagner           License -                 Assign to       Perpetual         None                 None
                         Photographic Images       successor


Wood River Gallery       License -                 Assign to       11/12/2001        None                 None
                         Photographic Images       successor




                                               SCHEDULE 7.1(m)
                                            THIRD PARTY CONTRACTS
                                             SUPPLIERS FOR CREATA


NAME                  TYPE OF CONTRACT            ASSIGNABILITY            TERM               PAYMENT       THIRD PARTY INDICIA
Bitstream, Inc.     TrueDoc(R)License - Fonts   Requires prior written   11/29/99 Auto 2    None under      Bitstream(R)
                                                consent                  yr renew           current term-     FaceLift(TM)
                                                                                            20% increase    Bitstream(R)PER
                                                                                            upon renewal    Bitstream
                                                                                                              4-inl/TrueDoc(R)
                                                                                                            Printing System
                                                                                                            Bitstream(R)
                                                                                                              FontSelect(TM)
                                                                                                            Bitstream(R)
                                                                                                              Speedo(TM)
                                                                                                            Bitstream Font
                                                                                                               Navigator(TM)

Bitstream Inc.      License - Fonts/Digital     Requires prior written   9/29/99 w/9mos     None            Bitstream(R)
                    Type- faces - Including     consent                  sell off or renew                     FaceLift(TM)
                    Including Kanji Outlines                             for $50k                           Bitstream(R)4-nl/
                    per Second Addemdum                                  Kanji Outlines                        TrueDoc(R)
                                                                         expire 4/15/99                     Printing System
                                                                                                            Bitstream(R) PFR
                                                                                                            Bitstream(R)
                                                                                                               FontSelect(TM)
                                                                                                            Bitstream(R)
                                                                                                               Speedo(TM)
                                                                                                            Bitstream Font
                                                                                                               Navigator(TM)

Lead Technologies,  License - Filters           Not addressed            Perpetual          Annual          None
Inc.                                                                                        Maintenance
                                                                                            $2.5k

Pretty Good         License - Encryption        Sublicensing allowed     6/29/99            None            Pretty Good Privacy(R)
Privacy,            Software


Unisys              License - LZW Technology    Sublicensing allowed     Perpetual          Per unit        Licensed under U.S.
Corporation                                                                                 royalty            Patent No. 4,558,302
                                                                                                               and foreign
                                                                                                               counterparts

                                 SCHEDULE 7.1(m)
                             THIRD PARTY CONTRACTS
                                     CLAIMS
     VARIOUS CLAIMS AND ASSERTIONS INVOLVING AMERICAN GREETINGS CORPORATION

Following is a complete listing of the American Corporation contracts with
Micrografx:

1. Master Agreement between American Greetings Corporation ("AG") and Seller, dated February 9, 1996, as amended April l, 1997.

2. Centerpiece Product, Subagreement A, between American Greetings Corporation ("AG") and Seller, dated February 9, 1996, as amended April 1, 1997.

3. Design Packs, Subagreement B. between American Greetings Corporation ("AG") and Seller, dated February 9, 1996, as amended April 1, 1997.

4. On-Line and Internet Special Products, Subagreement C, between American Greetings Corporation ("AG") and Seller, dated February 9, 1996.

5. Micrografx Remote Fulfillment Software, Subagreement D, between American Greetings Corporation ("AG") and Seller, dated April 1, 1997.

6. Centerpiece Japan Product, Subagreement E, between American Greetings Corporation ("AG") and Seller, dated April 1, 1997.